UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) February 1, 2011

AutoNation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Incentive Plan and AOP Plan Targets

On February 1, 2011, the Executive Compensation Subcommittee (the “Subcommittee”) of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) (i) selected the 2011 participants under the AutoNation, Inc. Senior Executive Incentive Bonus Plan (the “Incentive Plan”), (ii) established specific objective annual performance goals for 2011 under the Incentive Plan and the AutoNation Operating Performance Plan (the “AOP Plan”), which is the Company’s corporate bonus plan, and (iii) set target awards for the 2011 participants under the Incentive Plan and the AOP Plan.

The Subcommittee selected the following senior executive officers to participate in the Incentive Plan for 2011, each of whom will be identified as a named executive officer in the Company’s 2011 annual meeting proxy statement: Mike Jackson, Chairman and Chief Executive Officer; Michael E. Maroone, President and Chief Operating Officer; Jonathan P. Ferrando, Executive Vice President, General Counsel & Secretary; and Michael J. Short, Executive Vice President and Chief Financial Officer (collectively, the “Senior Executive Officers”). These officers were selected to participate in the Incentive Plan to ensure tax deductibility of bonuses under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The 2011 performance goals established by the Subcommittee under the Incentive Plan are based upon the achievement of specified levels of adjusted operating income per share (minus a net charge for capital deployed for acquisitions or share repurchases and certain extraordinary or other items) and adjusted operating income as a percentage of gross profit for the Company during 2011. The target awards under the Incentive Plan are expressed as a percentage of base salary for each Senior Executive Officer that ranges from 75% to 133 1/3%.

The 2011 performance goals established under the Incentive Plan also constitute the performance goals that the Committee established under the AOP Plan for other bonus-eligible, corporate-level employees, including Kevin P. Westfall, Senior Vice President, Sales, who will also be identified as a named executive officer in the Company’s 2011 annual meeting proxy statement. The target awards under the AOP Plan are also expressed as a percentage of base salary, and Mr. Westfall’s target award for 2011 is 45% of his base salary. The Senior Executive Officers do not participate in the AOP Plan.

Bonus awards under both the Incentive Plan and the AOP Plan will be payable on a sliding scale based on the Company’s actual achievement relative to the predetermined goals, meaning that bonuses earned may exceed or be less than the targeted level, and bonus payouts are subject to minimum thresholds of performance. The Subcommittee has absolute “negative discretion” to eliminate or reduce the amount of any award under the Incentive Plan or the AOP Plan.

2011 Annual Stock Option and Restricted Stock Awards

On February 1, 2011, the Subcommittee also approved annual stock option and restricted stock awards to all of our equity grant-eligible employees under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “2008 Plan”). The annual awards include stock option awards to our Senior Executive Officers and Kevin P. Westfall, specifically, Mike Jackson – 221,516 options, Michael E. Maroone – 177,288 options, Jonathan P. Ferrando – 133,212 options, Michael J. Short – 133,212 options, and Kevin P. Westfall – 13,316 options. Additionally, the annual awards include a restricted stock award to Mr. Westfall, who will receive 4,440 shares of restricted stock. The Senior Executive Officers did not receive restricted stock awards.

One-fourth (1/4) of each stock option award approved by the Subcommittee will be granted on the first trading day of each of March, June, September and December 2011, with an exercise price equal to the closing price of our common stock on each such grant date, subject to continuous employment through each such grant date. Each of the four option grants comprising an annual award will vest annually in equal installments over four years commencing on June 1, 2012 and will expire on March 1, 2021 (subject to earlier termination in accordance with the terms of the 2008 Plan and applicable award agreements). The restricted stock awards approved by the Subcommittee will be granted on the first trading day of March 2011 and will vest annually in equal installments over four years commencing on June 1, 2012.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2011, the Board approved an amendment and restatement of the Company’s By-Laws (as amended and restated, the “Amended and Restated By-Laws”) effective immediately. The following is a summary of the key amendments to the By-Laws:

•

The amendments provide that in a contested director election, where the number of nominees for director exceed the number of directors to be elected, nominees for director will be elected by a plurality standard (Article III, Section 1). In an uncontested director election, where the number of nominees for director equals the number of directors to be elected, nominees for director will continue to be elected by a majority vote (Article III, Section 1).

•

The advance notice provisions of the Amended and Restated By-Laws were updated to require stockholder proponents to provide additional information to the Company when submitting a proposal or nominating a person for election to the Board at a stockholder meeting (Article II, Section 7 and Article III, Section 2). The revised provisions require information regarding the stockholder proponent and director nominee (if applicable) and their affiliates and associates, including with respect to their equity holdings in the Company and any derivative securities or hedging activity relating to the Company’s common stock.

•

The amendments to the Amended and Restated By-Laws include an exclusive forum provision for the resolution of all intra-corporate disputes by the Chancery Court of the State of Delaware (Article VIII).

The Amended and Restated By-Laws also contain a number of conforming and clarifying changes, as well as modifications to ensure that the Amended and Restated By-Laws are current and operate as they are intended to operate. Such changes are reflected in Article I, Section 1 – Registered Office; Article II, Section 4 – Quorum, Adjournment, Postponement or Cancellation of Meetings; Article II, Section 5 – Proxies; Article II, Section 11 – Notices and Waivers; Article III, Section 7 – Meetings; and Article IV – Officers.

The descriptions of the amendments to the By-Laws contained in this report are qualified in their entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference, and the Company’s prior By-Laws, a copy of which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2008 and is incorporated herein by reference.

In connection with the amendments described above, the Board also amended the Company’s Corporate Governance Guidelines to include a director resignation policy, applicable in the case of uncontested elections. An updated version of the Company’s Corporate Governance Guidelines is available on the Company’s investor relations website at http://corp.autonation.com/investors. The information on or accessible through our websites is not incorporated by reference in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

3.1	Amended and Restated By-Laws of AutoNation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: February 3, 2011	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary